EXECUTION COPY

                              EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT ("Agreement") is made this 6th day of August, 1996, by and between GAY A. MAYER ("Executive") and RENAISSANCE COSMETICS, INC., a Delaware corporation ("RCI").

                              W I T N E S S E T H:

        WHEREAS, simultaneously with the execution and delivery of this Agreement, RCI and Renaissance Acquisition, Inc., a New York corporation and wholly-owned subsidiary of RCI ("RAI"), are entering into an Agreement and Plan of Merger of even date (the "Merger Agreement") with MEM Company, Inc. ("MEM") pursuant to which RAI will be merged (the "Merger") with and into MEM; and

        WHEREAS, MEM shall be the surviving corporation in the Merger and, pursuant to the terms and conditions of the Merger Agreement, effective upon the consummation of the Merger, the separate existence of RAI shall cease; and

        WHEREAS, MEM is engaged in the business of manufacturing, producing, outsourcing, packaging, marketing, distributing, advertising, promoting, merchandising and selling men's and women's fragrances and cosmetic products and related accessories (collectively referred to herein as the "Business"); and

        WHEREAS, Executive is a principal shareholder of MEM and is actively involved in the Business of MEM in his capacity as Chairman of the Board, President and Chief Executive Officer of MEM; and

        WHEREAS, Executive has access to trade secrets, other proprietary information, confidential business relationships and other confidential and proprietary property and information in connection with the Business and MEM's operations which are essential and integral components of MEM's success, profitability and competitive advantage; and

        WHEREAS, simultaneously with the consummation of the Merger, Executive will cease to be a member of the Board of Directors, and will cease to be an employee, of MEM; and

        WHEREAS, simultaneously with the consummation of the Merger, RCI desires to employ Executive in an executive capacity, and Executive desires to accept that employment, on the terms set forth below; and

        WHEREAS, simultaneously with the consummation of the Merger, RCI and Executive will enter into an Option Agreement (the "Option Agreement") pursuant to which RCI will grant Executive an option to purchase 5,000 shares of Common Stock (as defined below) at $104.00 per share (for an aggregate exercise price of $520,000) subject to the terms and conditions set forth therein.




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        NOW, THEREFORE,  in consideration of the premises,  the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

        1. EMPLOYMENT AND TERM. RCI hereby employs Executive, and Executive hereby accepts and agrees to his employment, by RCI as Group Vice President of Market Development of RCI for the period commencing on the date of the Merger and ending on the last day of the thirtieth (30th) month immediately following the month in which the Merger is consummated, unless extended or sooner terminated as provided herein (the "Term"). In the event (i) the Merger does not occur for any reason on or prior to November 30, 1996 or such later date as the parties to the Merger Agreement shall agree upon, or (ii) on or prior to the date of the Merger the Executive dies or becomes physically or mentally incapacitated or disabled or otherwise unable to fully discharge his duties as contemplated by this Agreement, then this Agreement shall automatically terminate AB INITIO and be of no further force and effect.

        2.      EMPLOYMENT DUTIES; ACKNOWLEDGMENT.

                (a) During the Term, Executive shall perform all duties that are customary for an executive officer of a corporation and shall have such other authority and perform such other duties consistent with his position as may be assigned to him by the Board of Directors of RCI (the "Board") and/or the Chief Executive Officer of RCI (the "CEO"). Executive shall report to, and shall perform his duties consistent with directives of, the CEO and consistent with the best interests of the Company (as defined below) and the Business and to the best of his ability and in a diligent manner and shall devote his full time, skills and efforts to the performance of his duties and to the furtherance of the exclusive interests of the Company (as defined below) and the Business. It is understood and agreed by the parties hereto that Executive's duties hereunder shall include, but not be limited to, (a) the development of new products, (b) the support of existing and new products, (c) development and management of international markets (including, but not limited to, Europe, South America and South Africa), (d) assisting in a smooth and orderly transition of the Business following the Merger and (e) carrying out other related assignments as designated by the Board and/or the CEO at any time and from time to time. Executive shall give the Company (as defined below) the benefit of his expertise in related businesses and his familiarity with the marketing of such products as well as his good relationships with potential and existing customers. All of the foregoing duties and responsibilities will be subject to supervision of the Board and/or the CEO and to the policies, guidelines and procedures as may be specified by the Board and/or the CEO at any time and from time to time. The term "Company" as used in this Agreement means collectively, RCI and its subsidiaries and affiliates, including MEM and its subsidiaries and affiliates.

                (b) When Executive is working at any of the Company's facilities, a suitable office at such facility shall be made available to Executive for his use; provided, however, that it is understood and agreed by the parties that (a) Executive shall be permitted to provide a portion of the services required hereunder from his residence and (b) Executive shall be required to travel both domestically and internationally for business purposes when and as necessary or desirable for the business of the Company, as may be reasonably requested of him at any time and from time to time. Executive shall be permitted to fly "business class" on flights of five (5) or more inflight hours. RCI will not require Executive to move his residence during the Term.


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                3. SALARY; BONUSES; OTHER BENEFITS. During the Term:

                (a) RCI agrees to pay (or cause to be paid) to Executive an annual gross salary of $250,000 ("Salary"), payable in equal installments every two weeks and in accordance with normal RCI salary policies;

                (b) Executive shall be entitled to participate in all bonus programs for executives of RCI on terms and conditions equivalent to other executives of RCI with comparable experience, responsibilities and duties, in an amount to be determined, and based upon the attainment of such goals and targets as determined, by the CEO in his sole and absolute discretion; provided, however, that in the case of any bonus earned by Executive for RCI's fiscal year 1996 (which amount, if any, shall be pro rated to reflect the period actually worked by Executive as an employee of RCI during RCI's fiscal year 1996) such prorated bonus, if any, shall be payable to Executive, regardless of Executive's status on the payment date, so long as Executive is employed by RCI on the last business day of RCI's fiscal year 1996;

                (c) Executive shall be entitled to such health, medical, life and disability insurance and other benefits (other than severance, termination or other similar arrangements/benefits) as are generally available to all executives of RCI;

                (d) Executive shall be entitled to participate in RCI's 401k plan on terms and conditions equivalent to other executives of RCI, subject to the terms of such 401k plan;

                (e) Executive shall be reimbursed for all reasonable business expenses incurred by Executive in performing his duties hereunder upon the submission of appropriate and properly completed documentation with respect thereto, consistent with RCI's policies; notwithstanding the foregoing, RCI shall reimburse Executive for his expenses of commuting from his home to his New York City office not in excess of $100 per week;

                (f) Executive shall be entitled to vacations from time to time as reasonably determined by Executive, subject to the requirements of the business of RCI and the oversight of the CEO;

                (g) Executive shall be entitled to the use of a vehicle to be owned or leased by RCI for Executive's use, which shall be the 1995 Ford Contour currently used by Executive or a comparable new vehicle, and RCI shall maintain at its expense automobile insurance on such vehicle and shall pay or reimburse Executive for all maintenance costs and all other business related operating costs. In the event RCI or one of its subsidiaries owns such vehicle at the end of the Term, Executive shall have the right to purchase such vehicle for its depreciated book value;

                (h) RCI shall provide Executive with a lap-top computer for his business use; and

                (i) RCI shall pay or reimburse Executive for the cost of maintaining a membership in CEO or WPO, at his election.



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        4. STOCK OPTIONS. On the date of the Merger, RCI shall grant Executive a non-transferable option (the "Option") to purchase 5,000 shares (the "Option Shares") of RCI common stock, par value $.01 per share (the "Common Stock"), at an exercise price of $104.00 per share. The Option shall be granted under RCI's Stock Option Plan (the "Option Plan") and, notwithstanding anything herein to the contrary, the Option shall be subject to all of the terms, conditions, limitations and restrictions contained therein. The Option shall be evidenced by a written stock option agreement in the standard form used by RCI (the "Option Agreement"); provided, however, that the non-compete period set forth in Section
3. of the Confidentiality and Non-Competition Agreement attached as Exhibit C to such standard stock option agreement shall be reduced from three (3) years to eighteen (18) months; and provided further that the Option shall vest in four
(4) equal tranches on the first, second, third and fourth anniversaries, respectively of the grant date; and provided further that the term of the Option shall be ten (10) years subject to earlier termination as set forth in the Option Agreement. In the event of a conflict between the terms of this Section
4. and the terms of the Option Plan and/or the Option Agreement, the terms of the Option Plan and/or the Option Agreement, as the case may be, shall govern. No Option Shares shall be issued to Executive upon exercise of all or any portion of the Option unless prior to the issuance of such shares Executive executes and delivers to RCI counterparts to each of the exhibits attached and made a part thereto of RCI's standard stock option agreement. Executive represents that he will acquire the Option, and that he will be acquiring the Option Shares upon exercise of the Option, for investment purposes only and not with a view to the resale, transfer or other distribution thereof.

        5.      TERMINATION; DEATH; DISABILITY.

                (a) In the event of the death of Executive during the Term, Executive's estate shall be entitled to receive all monies to which Executive otherwise would have been entitled under Section 3(a) hereof through the end of the calendar month in which Executive's death occurs, and Executive (and his estate, personal representative, heirs and beneficiaries) shall be entitled to no other monies or benefits hereunder.

                (b) In the event of the "permanent disability" of Executive during the Term, the CEO shall have the right, in his sole and absolute discretion, to terminate this Agreement and Executive's employment hereunder upon written notice to Executive. The term "permanent disability" shall mean the inability, by reason of physical or mental disability or incapacity, of Executive to timely and effectively perform all of his duties hereunder for a period of 120 consecutive days or an aggregate of 180 days in any 12-month period, in all cases as determined by the CEO, acting in good faith. If so terminated, Executive shall be entitled to receive all monies to which Executive otherwise would have been entitled under Section 3(a) hereof through the end of the calendar month immediately following the month in which such termination occurs, and Executive (and his estate, personal representative, heirs and beneficiaries) shall be entitled to no other monies or benefits hereunder.

                (c) Upon the occurrence of one or more of the events described in the immediately following sentence of this clause (c), the CEO shall have the right, in his sole and absolute discretion, to immediately terminate this Agreement and Executive's employment hereunder "for cause" and to remove Executive from office, effective on a date specified by the CEO (the "Removal Date") , and, in such case, Executive shall receive no further monies under
Section 3


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hereof or otherwise with respect to periods from and after the Removal Date. For purposes of this Agreement, termination of Executive's employment shall not be deemed "for cause" unless:

                        (i) such removal shall have been the result of fraud or embezzlement on the part of Executive as determined by a court of competent jurisdiction; or

                        (ii) there has occurred a material breach of Sections 6., 7. or 8. hereof; or

                        (iii) Executive has been convicted of any felony involving moral turpitude on his part which materially adversely reflects on the Company; or

                        (iv) Executive has failed to discharge his duties, responsibilities or obligations under this Agreement or otherwise acted in a manner that, in the view of the CEO, acting in good faith, has been materially injurious to the Company, its business(es) or its business reputation, which failure or other action shall have continued for 15 days after Executive receives written notice thereof.

                (d) If Executive voluntarily leaves the employ of RCI other than for "Good Cause" (as hereinafter defined) before the expiration of the Term without the written consent of RCI, or as otherwise permitted under this Agreement, the CEO shall have the right, in his sole and absolute discretion, to terminate this Agreement and Executive's employment hereunder upon written notice to Executive. If so terminated, Executive shall be entitled to receive all monies to which Executive otherwise would have been entitled under Section 3(a) hereof through the date of termination and Executive shall be entitled to no other monies or benefits hereunder thereafter.

                (e) If RCI terminates this Agreement and Executive's employment hereunder other than "for cause," or Executive resigns for "Good Cause,"
Executive shall be entitled to be paid, and RCI shall be obligated to pay to Executive, the Salary specified in Section 3(a) hereof through the end of the Term at the same times, in the same amounts and subject to the same terms, conditions and other applicable limitations hereunder as if this Agreement had not been terminated, and Executive shall be entitled to no other monies or benefits hereunder thereafter.

                (f) For purposes of this Agreement, "Good Cause" shall mean termination at the election of Executive based on any of the following:

                        (i) Without Executive's express written consent, any material reduction in Executive's duties and responsibilities except in connection with the termination of his employment "for cause," or normal retirement, death, or by the Executive other than for Good Cause;

                        (ii) A reduction in Executive's fringe or retirement benefits that is not applied by RCI to executives generally or a reduction by RCI in Executive's Salary;

                        (iii) The merger or consolidation of RCI into or with any other entity, unless the entity which survives such merger shall assume and agree to perform the obligation of RCI hereunder pursuant to an instrument reasonably acceptable to Executive; or


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                        (iv) A change in  control  of RCI (it  being  understood
that for purposes of this Agreement a change in control shall mean Kidd Kamm & Co. no longer controlling the Board of Directors of RCI) or the sale, transfer or other disposition of more than 50% of the assets of RCI to an entity unrelated to RCI unless Executive shall have given his express written consent thereto.

        6. NON-COMPETITION AGREEMENT. Executive hereby agrees that, during the Term of this Agreement and for a period of eighteen (18) months after the expiration, termination or cessation of this Agreement for whatever reason, he will not engage or participate, directly or indirectly, either as a principal, agent, employee, employer, consultant, advisor, director, partner, shareholder, officer, equity owner, lender with an equity "kicker" interest or in any other individual or representative capacity whatsoever, in the conduct or management of any business engaged in the distribution or sale of fragrances and/or cosmetics products in North America, South America or Europe (a "Competing Business"), nor own, legally or beneficially, directly or indirectly, or have the right or option, legally or beneficially, directly or indirectly, to acquire or own any stock or other proprietary or equity interest in any Competing Business; provided, however, that nothing contained in this Agreement shall prohibit Executive from acquiring not more than five percent (5%) of the outstanding shares of any equity security of an issuer, the ownership of whose shares would otherwise be prohibited by this Agreement, of a Competing Business listed for trading on the New York Stock Exchange, the American Stock Exchange, or quoted on the National Association of Securities Dealers Automated Quotation System.

        7. CONFIDENTIALITY AGREEMENT. Executive acknowledges that Confidential Information (as defined below) is a valuable, special and unique asset of the Company. Executive agrees that he shall not disclose, during the Term of this Agreement or at any time thereafter, any Confidential Information to which he becomes privy to any person, firm, corporation, association, partnership or other entity for any reason or purpose whatsoever, other than employees of the Company who have a need to know such information in connection with the performance of their duties on behalf of the Company, or use any Confidential Information for any purpose not expressly authorized in writing by RCI. For purposes of this Agreement, "Confidential Information" means any information, whether disclosed electronically, in writing or orally, heretofore or hereafter designated or otherwise treated as "confidential" by the Company, including, but not limited to, all financial statements, corporate records and other information and data relating to the operations, assets, liabilities, financial condition, future prospects, employees, vendors, financing and litigation, all technical and business information, know-how or trade secrets, or any other information relating to the Company, any business unit(s) of the Company, the Company's customers or the Company's vendors and suppliers, which is of a confidential, proprietary or privileged nature. The term "Confidential Information" does not include any information which (i) at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by Executive),
(ii) was available to Executive on a nonconfidential basis from a source other than the Company, provided that such source to Executive's knowledge is not and was not bound by a confidentiality agreement with the Company, or (iii) has been independently developed by Executive after the expiration, termination or cessation of this Agreement for whatever reason, without violation of any obligation under this Agreement. Upon request in writing by RCI, Executive shall promptly return all records, notes, data, memoranda and other information and documents and


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copies in whatever form thereof  which  contain or may contain any  Confidential
Information and shall confirm in writing to RCI that all such materials have been returned.

        8. NONSOLICITATION OF EMPLOYEES, AGENTS, CONSULTANTS, CUSTOMERS AND SUPPLIERS. Executive hereby agrees that he will not, directly or indirectly, at any time during the term of this Agreement and for a period of eighteen (18) months after the expiration, termination or cessation of this Agreement for whatever reason, solicit, interfere with, employ or retain in any other capacity any employee, agent or consultant of the Company, nor permit, encourage or allow any entity in which Executive owns, directly or indirectly, more than a five percent (5%) equity or proprietary interest, or the right or option, legally or beneficially, directly or indirectly, to acquire or own more than a five percent (5%) equity or proprietary interest, to solicit, interfere with, employ or retain in any other capacity any employee, agent or consultant of the Company.

        9. REMEDIES. Executive specifically acknowledges and agrees that (a) the covenants contained in Sections 6., 7. and 8. above are reasonable in time, content and scope, are entered into by Executive in partial consideration for the compensation to be paid to him hereunder and are necessary, material and essential inducements to RCI to go forward with the engagement contemplated by this Agreement and the consummation of the Merger, on the terms and conditions set forth in the Merger Agreement, and (b) the services and agreements to be performed hereunder by Executive are of a unique, special and extraordinary character, and that a breach by Executive of any of the covenants contained in Sections 6., 7. and 8. above would result in irreparable damage to the Company which may be unascertainable, and, with respect to such covenants may involve the wrongful use or disclosure of Confidential Information. Accordingly, Executive agrees that, in the event of any breach or threatened breach of any of the agreements contained in Sections 6., 7. and 8. above, the Company shall be entitled, in addition to money damages and reasonable attorneys' fees and the right, on the part of RCI, in its sole and absolute discretion, to terminate this Agreement, to seek an injunction, specific performance or other appropriate equitable relief (in all cases without the necessity of posting a bond) to prevent such breach or any continuation thereof in any court of competent jurisdiction. If any court shall determine that the time, content or scope of any covenant contained in Section 6., 7. and 8. hereof is unenforceable, it is the intention of the parties hereto that the provisions set forth in such Sections shall not be terminated but shall be deemed restricted, amended and/or reformed to the extent necessary to render such covenant valid and enforceable, provided that such restriction, amendment and/or reformation shall only be applicable to the enforcement of the provisions hereof within the jurisdiction of the court which made such determination.

        10. INVENTIONS, PATENTS AND OTHER INTELLECTUAL PROPERTY. Executive agrees that all reasonably patentable inventions, innovations or improvements in the Company's intellectual property, products or methods of conducting business (including catalogues, packaging, new contributions, improvements, ideas and discoveries, whether patentable or not) conceived or made by him while he is employed by RCI, and all trade names and trademarks developed or created by him while employed by RCI, shall belong to RCI.

        11. ARBITRATION. Subject to Section 9 hereof, the parties agree to submit any dispute hereunder to binding arbitration. Arbitration shall be conducted in Wilmington, Delaware under the commercial rules of the American Arbitration Association by a panel of three arbitrators.


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The  aforementioned  arbitrators  shall be chosen as follows:  RCI and Executive shall each designate one arbitrator from a list of acceptable and qualified arbitrators which has been provided by the American Arbitration Association. The two arbitrators so designated shall then choose the panel's third arbitrator who shall be an attorney-at-law and who shall serve as the Chairman of the panel; provided that if either party fails to designate an arbitrator within 10 days of receipt of the Association's list or if the two arbitrators are unable to agree on the appointment of the third arbitrator within 10 days of the later of the dates of their respective appointments, such arbitrator shall be designated by the American Arbitration Association. If any arbitrator resigns or is unable to continue serving as such, the successor to such arbitrator shall be appointed by the party who appointed such arbitrator or by the remaining arbitrators if they appointed such arbitrator, or by the American Arbitration Association, as the case may be. A stenographic record of the arbitration proceedings shall be made and in the event a successor arbitrator must be appointed, he may rely on such record and no rehearing shall be required. Subject to Section 12 hereof, each of the parties shall pay the fees and expenses of the arbitrator appointed by it and each shall pay one-half the fees and expenses of the third arbitrator and any other expenses of the arbitration. The decision of the arbitrators with respect to any issues subject to arbitration shall be final and binding on the parties and judgment on the arbitrators' decision may be entered in any court of competent jurisdiction by either party, or application may be made to such court for judicial confirmation of the award and order of enforcement, as the case may be. The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. Notwithstanding the foregoing, it is hereby agreed that no arbitration panel shall have any power to
(i) add to, alter or modify the terms and conditions of this Agreement, (ii) to decide any issue which does not arise from the interpretation or application of the provisions of this Agreement or (iii) award any punitive damages under this Agreement.

        12. GENERAL PROVISIONS. Except to the extent inconsistent with the express language of the foregoing provisions of this Agreement, the following provisions shall govern the interpretation, application, construction and enforcement of this Agreement:

                (a) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified United States mail (return receipt requested), postage prepaid, or sent via telecopy (receipt confirmed in writing) or by a nationally recognized overnight delivery service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, provided that notices of change of address shall be effective only upon actual receipt thereof by the recipient):

        If to RCI, to:

        Renaissance Cosmetics, Inc.
        955 Massachusetts Avenue
        Cambridge, Massachusetts 02139
        Attention: Thomas V. Bonoma, Chairman, Chief Executive Officer
         and President
        Telephone Number: 617-497-5584
        Telecopy Number: 617-497-5368


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        with a copy to:

        Brownstein Hyatt Farber & Strickland, P.C.
        410 17th Street, Suite 2200
        Denver, Colorado 80202
        Attention:  John L. Ruppert, Esq.
        Telephone Number: 303-534-6335
        Telecopy Number: 303 623-1956

        If to Executive, to:

        Gay A. Mayer
        12 McCain Court
        Closter, New Jersey  07624
        Telephone Number:  201-768-6854

        with a copy to:

        Proskauer Rose Goetz & Mendelsohn LLP
        1585 Broadway
        New York, New York 10036
        Attention: Allan R. Williams, Esq.
        Telephone Number: 212-969-3000
        Telecopy Number: 212-969-2900

        All such notices or other communications shall be deemed given or delivered when received or (a) five business days after the date of postmark in the case of a notice or other communication given by registered or certified mail, if sooner, (b) one business day after the date of delivery as shown on the written telecopy receipt confirmation in the case of a notice or other communication given by telecopy, if sooner, or (c) one business day after the date of delivery to the overnight courier service as shown on the written delivery confirmation receipt in the case of a notice or other communication given by overnight courier service.

                (b) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, successors in interest, personal representatives and assigns, but in no event shall any party be relieved of its obligations hereunder without the express written consent of the other party.

                (c) ENTIRE AGREEMENT. This Agreement, together with the instruments and agreements contemplated hereby, represents the entire agreement of the parties with respect to the subject brought hereof, and all agreements entered into prior hereto with respect to the subject matter hereof are revoked and superseded by this Agreement, and no representations, warranties, inducements or oral agreements have been made by any of the parties except as expressly set forth herein, or in other contemporaneous written agreements. This Agreement may not be changed,


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



modified or rescinded except in writing, signed by all parties hereto, and any attempt at oral modification of this Agreement shall be void and of no effect.

                (d) CAPTIONS. Captions and paragraph headings used herein are for convenience only, are not a part of this Agreement and shall not be deemed to limit or alter any provisions hereof or to be relevant in construing this Agreement.

                (e) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding its laws regarding choice of law.

                (f) ATTORNEYS' FEES. In the event of any litigation or other dispute resolution proceeding arising out of this Agreement, the cost of such litigation or proceeding, including reasonable attorneys' fees and expenses (whether incurred at or before trial or on appeal), of the prevailing party shall be paid by the non-prevailing party. In the event both parties prevail in part in such litigation or proceeding, the court or arbitrator(s) shall, in its/their sole and absolute discretion, permit a partial recovery of litigation or proceeding costs to each of the parties, based on the extent to which each party prevails on its claims, as determined by the court or arbitrator(s) in its/their sole and absolute discretion.

                (g) COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Each party hereto agrees to be bound by its own facsimile signature and to accept the facsimile signature of the parties to this Agreement.

                (h) NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights, benefits or remedies upon any person other than the parties hereto and their respective heirs, personal representatives, successors in interest and assigns.

                (i) SEVERABILITY. If any provisions of this Agreement shall be held to be excessively broad as to duration, geographical scope, activity or subject, such provisions shall be construed by limiting or reducing the same so as to render such provision enforceable to the extent compatible with applicable law. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be constituted as if such invalid or unenforceable provision were omitted.

                (j) WAIVER. Failure on the part of a party hereto to exercise any right or option arising out of a breach of this Agreement shall not be deemed a waiver of any right or option with respect to any subsequent or different breach, or the continuance of any existing breach.

                (k) NO PRE-EXISTING OBLIGATIONS OWED TO EXECUTIVE. Executive hereby acknowledges that RCI owes no current (immediately prior to the execution of this Agreement by Executive and RCI), accrued or deferred compensation or other benefits to Executive.



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



                (l) SURVIVAL OF COVENANTS. Notwithstanding anything herein to the contrary, Executive's covenants in Sections 6., 7. and 8. hereof and RCI's remedies set forth in Section 9. hereof shall survive (and shall remain enforceable to the extent permitted herein following) the expiration, termination or cessation of this Agreement, for whatever reason, for the periods set forth in Sections 6., 7., 8. and 9., respectively.





















                                   * * * * * *

        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first above written.

                                      EXECUTIVE:


                                        /s/ Gay A. Mayer
                                      ------------------------------
                                      Name:  Gay A. Mayer


                                      RCI:

                                      RENAISSANCE COSMETICS, INC.



                                      By:  /s/  John R. Jackson
                                      ------------------------------
                                      Name:  John R. Jackson
                                      Title:  Vice President






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